================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: October 19, 1998


===============================================================================

Exact Name of Registrant                   Commission        I.R.S. Employer
as Specified in Its Charter                File Number       Identification No.
---------------------------                -----------       ------------------

Hawaiian Electric Industries, Inc.           1-8503           99-0208097
Hawaiian Electric Company, Inc.              1-4955           99-0040500



                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

           (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
           (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                     None
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

===============================================================================

Item 5. Other Events

(A)  On October 19, 1998, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS THIRD QUARTER 1998 EARNINGS

     HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income from continuing operations for the three months ended September 30, 1998 of $27.8 million, or 87 cents per share, compared with $27.4 million, or 87 cents per share, in the same quarter of 1997. For the nine months ended September 30, 1998, net income from continuing operations was $73.5 million, or $2.30 per share, compared with $68.0 million, or $2.18 per share, in the same period of 1997.

     Net income for the three months ended September 30, 1998 amounted to $19.1 million, or 60 cents per share, compared with $24.1 million, or 77 cents per share, in the same quarter of 1997. For the nine months ended September 30, 1998, net income was $63.7 million, or $1.99 per share, compared with $63.6 million, or $2.04 per share, in the same period of 1997. Net income for the three and nine months ended September 30, 1998 includes a net loss from discontinued operations of $8.7 million and $9.8 million, respectively.

     "HEI earnings from continuing operations this quarter were flat compared to the third quarter of last year, reflecting Hawaii's weak economy," said Robert
F. Clarke, HEI chairman, president and chief executive officer. "Overall we reported a decline in net income for the quarter due to a net loss from our discontinued operations," Clarke said.

     Electric utility operating income during the quarter was slightly higher at $51.3 million compared with $48.1 million in the same quarter of 1997.
Operating income for the nine months was $135.5 million versus $127.1 million in the same period last year.

     "Our utilities have been working very hard on initiatives to keep costs down to offset a decline in sales. Hawaii's poor economy and cooler weather have reduced sales this year and caused us to revise our 5-year sales forecast downward. Our utilities expect the economy and sales to pick up beginning in 2000," Clarke said.

     Kilowatthour sales for the quarter and nine months were down 2.1% and 1.5%, respectively, from the same periods of 1997. Hawaii's poor economy has been the primary reason for lower sales. Through August, visitor arrivals in Hawaii were 1% lower compared with the first eight months of 1997. In addition, cooler temperatures on Oahu through September resulted in lower residential and commercial air conditioning usage. Cooling degree days on Oahu through September were 8% lower than the comparable period of 1997. In light of current economic conditions, the utilities have revised their 5-year (1998-2002) sales forecast downward. The forecasted 5-year average annual compounded growth rate has been lowered to 0.3% from 1.0%. The Company expects kilowatthour sales to decline by 1.4% in 1998 and 0.7% in 1999, and to pick up thereafter, assuming the economy improves.

     The savings bank subsidiary reported operating income of $13.4 million for the quarter compared with $11.8 million in the same quarter of 1997. Operating income for the nine months was $42.1 million versus $36.4 million in the same period last year.

     "Our savings bank has performed well since the acquisition of Bank of America's Hawaii operations in December 1997. However, Hawaii's soft economy has reduced some of the earnings increase expected from the acquisition," Clarke said. With higher delinquencies, the savings bank continued to increase its provision for loan losses. Net charge-offs, however, remain low at 0.12% of average loans outstanding. The bank's interest rate spread - the difference between the yield on earning assets and cost of funds - was 3.10% for the nine months versus 2.96% in the same period last year. The bank's year-to-date average earning assets were up 47% from the same period of 1997.

     Last year's third quarter operating loss from other operations and the corporate parent included a $3 million investment gain recognized by the company's passive investment subsidiary.

     The company recorded an after-tax loss of $23.6 million due to the discontinuance of its residential real estate operation in the third quarter of 1998. This loss was offset in part by an after-tax gain of $13.8 million from the settlement of HEI's claims against three insurance carriers relating to the 1994 settlement of a lawsuit concerning the company's formerly owned property and casualty insurance subsidiary.

     Interest expense increased due to higher borrowings to finance the acquisition of Bank of America's Hawaii operations.

     Hawaiian Electric Industries is a diversified holding company that delivers essential services to the people of Hawaii. Its core businesses are electric utilities and a savings bank. Other subsidiaries are involved in maritime freight transportation and independent power and integrated energy services projects in Asia and the Pacific.



FORWARD-LOOKING INFORMATION

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS THE EFFECT OF INTERNATIONAL, NATIONAL AND LOCAL ECONOMIC CONDITIONS, INCLUDING THE CONDITION OF THE HAWAII TOURIST AND CONSTRUCTION INDUSTRIES; PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS, INCREASING COMPETITION IN THE ELECTRIC UTILITY INDUSTRY; CAPACITY AND SUPPLY CONSTRAINTS OR DIFFICULTIES; NEW TECHNOLOGICAL DEVELOPMENTS AND GOVERNMENTAL AND REGULATORY ACTIONS. INVESTORS ARE ALSO DIRECTED TO CONSIDER OTHER RISKS AND UNCERTAINTIES DISCUSSED IN OTHER PERIODIC REPORTS PREVIOUSLY AND SUBSEQUENTLY FILED BY HEI AND/OR HECO WITH THE SEC.

Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                        Three months                Nine months                      Twelve months
                                                               ended                      ended                              ended
(in thousands,                                         September 30,               September 30,                     September 30,
 except per share amounts)                       1998           1997          1998          1997            1998              1997
-----------------------------------------------------------------------------------------------------------------------------------
REVENUES
Electric utility                              $259,684       $282,234    $  762,494    $  831,314      $1,038,703        $1,114,941
Savings bank                                   103,229         71,625       306,324       210,211         390,248           281,262
Other                                           14,405         16,595        44,023        43,717          59,075            56,777
                                              --------       --------    ----------    ----------      ----------        ----------
                                               377,318        370,454     1,112,841     1,085,242       1,488,026         1,452,980
                                              --------       --------    ----------    ----------      ----------        ----------
EXPENSES
Electric utility                               208,418        234,089       626,969       704,179         858,560           946,439
Savings bank                                    89,831         59,778       264,245       173,843         335,742           234,816
 Acquisition costs*                                  -              -             -             -           4,056                 -
Other                                           16,770         15,523        48,753        46,035          65,272            63,376
                                              --------       --------    ----------    ----------      ----------        ----------
                                               315,019        309,390       939,967       924,057       1,263,630         1,244,631
                                              --------       --------    ----------    ----------      ----------        ----------
OPERATING INCOME (LOSS)
Electric utility                                51,266         48,145       135,525       127,135         180,143           168,502
Savings bank                                    13,398         11,847        42,079        36,368          50,450            46,446
Other                                           (2,365)         1,072        (4,730)       (2,318)         (6,197)           (6,599)
                                              --------       --------    ----------    ----------      ----------        ----------
                                                62,299         61,064       172,874       161,185         224,396           208,349
                                              --------       --------    ----------    ----------      ----------        ----------
Interest expense--electric utility and other   (17,601)       (15,277)      (53,345)      (46,179)        (69,458)          (63,404)

Allowance for borrowed funds used during
 construction                                    1,826          1,522         5,145         4,658           6,677             6,918
Preferred stock dividends of electric utility
 subsidiaries                                   (1,499)        (1,563)       (4,507)       (4,697)         (6,063)           (6,218)

Preferred securities distributions of trust
 subsidiaries                                   (3,097)        (3,064)       (9,289)       (7,503)        (12,386)           (7,503)

Allowance for equity funds used during
 construction                                    3,139          2,654         8,781         8,079          11,566            12,623
                                              --------       --------    ----------    ----------      ----------        ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                   45,067         45,336       119,659       115,543         154,732           150,765
Income taxes                                    17,288         17,895        46,140        47,517          57,396            60,398
                                              --------       --------    ----------    ----------      ----------        ----------
Income from continuing operations               27,779         27,441        73,519        68,026          97,336            90,367
                                              --------       --------    ----------    ----------      ----------        ----------
Discontinued operations, net of income taxes
 Loss from operations                          (12,474)        (3,303)      (13,598)       (4,430)        (14,569)           (5,717)

 Net gain on disposal                            3,781              -         3,781             -           3,781                 -
                                              --------       --------    ----------    ----------      ----------        ----------
LOSS FROM DISCONTINUED OPERATIONS               (8,693)        (3,303)       (9,817)       (4,430)        (10,788)           (5,717)
                                              --------       --------    ----------    ----------      ----------        ----------
NET INCOME                                    $ 19,086       $ 24,138    $   63,702    $   63,596      $   86,548        $   84,650
                                              ========       ========    ==========    ==========      ==========        ==========
Per common share
 Basic earnings (loss)
  Continuing operations                       $   0.87       $   0.87    $     2.30    $     2.18      $     3.05        $     2.90
  Discontinued operations                        (0.27)         (0.10)        (0.31)        (0.14)          (0.34)            (0.18)
                                              --------       --------    ----------    ----------      ----------        ----------
                                              $   0.60       $   0.77    $     1.99    $     2.04      $     2.71        $     2.72
                                              ========       ========    ==========    ==========      ==========        ==========
 Diluted earnings (loss)
  Continuing operations                       $   0.86       $   0.87    $     2.29    $     2.17      $     3.04        $     2.90
  Discontinued operations                        (0.27)         (0.11)        (0.31)        (0.14)          (0.34)            (0.19)
                                              --------       --------    ----------    ----------      ----------        ----------
                                              $   0.59       $   0.76    $     1.98    $     2.03      $     2.70        $     2.71
                                              ========       ========    ==========    ==========      ==========        ==========
 Dividends                                    $   0.62       $   0.61    $     1.86    $     1.83      $     2.47        $     2.44
                                              ========       ========    ==========    ==========      ==========        ==========
Weighted average number of common shares
 outstanding                                    32,010         31,528        31,992        31,244          31,935            31,108
                                              ========       ========    ==========    ==========      ==========        ==========
Adjusted weighted average shares                32,138         31,627        32,130        31,329          32,070            31,193
                                              ========       ========    ==========    ==========      ==========        ==========

 . One-time expenses incurred by ASB related to the acquisition in December 1997 of most of Bank of America - Hawaii operations ($2.4 million after tax).


Income from continuing operations excluding acquisition costs                                             $99,778           $90,367
                                                                                                          =======           =======

Basic earnings per common share from continuing operations
excluding acquisition costs                                                                               $  3.12           $  2.90
                                                                                                          =======           =======

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI's Annual Report on SEC Form 10-K for the year ended December 31, 1997 and the consolidated financial statements and the notes thereto in HEI's Quarterly Report on SEC Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (when filed).

Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

(B) The following information about HECO and its subsidiaries will be included in a Form S-3 registration statement to be filed by HECO related to the issuance of trust preferred securities, the proceeds from the sale of which are expected to be used to redeem certain issues of preferred stock.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The following selected consolidated financial information should be read in conjunction with HECO's consolidated financial statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Incorporated Documents. The consolidated Income Statement and Operating Data for each of the years in the three-year period ended December 31, 1997 are derived from, and are qualified by reference to, the audited consolidated financial statements included in the Incorporated Documents. The consolidated Income Statement and Operating Data for the nine months ended September 30, 1997 and 1998, and the Capitalization Data as of September 30, 1998, are derived from unaudited consolidated financial statements, which, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, unless otherwise noted, necessary for a fair presentation of HECO's consolidated financial position as of September 30, 1998 and results of operations for the nine-month periods ended September 30, 1997 and 1998. The results of operations for the nine months ended September 30, 1998 may not necessarily be indicative of the results to be expected for the full calendar year. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                                                               NINE MONTHS ENDED
                                   YEARS ENDED DECEMBER 31,      SEPTEMBER 30,
                                ------------------------------ -----------------
                                  1995      1996       1997      1997     1998
                                -------- ---------- ---------- -------- --------
                                    (DOLLARS IN THOUSANDS, EXCEPT PER BARREL
                                                    AMOUNTS)
INCOME STATEMENT AND OPERATING
 DATA:
Operating Revenues............  $981,990 $1,071,426 $1,098,755 $824,762 $755,615
                                -------- ---------- ---------- -------- --------
Operating Expenses:
 Fuel Oil.....................   207,001    250,544    257,002  196,065  149,734
 Purchased Power..............   276,364    286,077    292,852  218,462  204,822
 Other Operating Expenses.....   395,903    426,014    437,861  328,078  314,187
                                -------- ---------- ---------- -------- --------
 Total Operating Expenses.....   879,268    962,635    987,715  742,605  668,743
                                -------- ---------- ---------- -------- --------
Operating Income..............  $102,722 $  108,791 $  111,040 $ 82,157 $ 86,872
                                ======== ========== ========== ======== ========
Allowance for Equity Funds
 Used During Construction.....  $ 10,202 $   11,741 $   10,864 $  8,079 $  8,781
Income Before Interest and
 Other Charges(1).............  $119,047 $  129,466 $  130,082 $ 96,390 $102,092
Allowance for Borrowed Funds
 Used During Construction.....  $  5,112 $    5,862 $    6,190 $  4,658 $  5,145
Income Before Preferred Stock
 Dividends of HECO(2).........  $ 77,023 $   85,213 $   81,849 $ 60,500 $ 65,519
Net Income for Common Stock...  $ 72,897 $   81,348 $   78,189 $ 57,754 $ 62,927
Ratio of Earnings to Fixed
 Charges(3)...................      3.46       3.58       3.26     3.24     3.36
Ratio of Earnings to Combined
 Fixed Charges and Preferred
 Stock Dividends(3)...........      3.10       3.23       2.99     2.97     3.10
Average Fuel Oil Cost Per
 Barrel.......................  $  20.47 $    24.08 $    25.19 $  25.54 $  19.77
Kilowatthour Sales
 (Millions)...................     8,806      8,991      8,963    6,704    6,601

                           AS OF SEPTEMBER 30, 1998         AS ADJUSTED(5)
                          --------------------------- ---------------------------
                          (DOLLARS IN   (% OF TOTAL   (DOLLARS IN   (% OF TOTAL
                          THOUSANDS)  CAPITALIZATION) THOUSANDS)  CAPITALIZATION)
                          ----------- --------------- ----------- ---------------
CAPITALIZATION DATA:
Short-Term Debt.........  $   95,434         5.8%     $   92,514         5.6%
Long-Term Debt
 (including $30 million
 due within one
 year)(4)...............     643,137        38.8         643,137        38.8
HECO Obligated Mandatory
 Redeemable Trust
 Preferred Securities of
 Subsidiary Trust
 holding solely HECO and
 HECO-Guaranteed
 Debentures.............      50,000         3.0         100,000         6.0
Preferred Stock with
 Mandatory Redemption
 Requirements (including
 sinking fund
 requirements due within
 one year)..............      33,180         2.0             100           0
Preferred Stock without
 Mandatory Redemption
 Requirements...........      48,293         2.9          34,293         2.1
Common Stock Equity.....     788,470        47.5         788,470        47.5
                          ----------       -----      ----------       -----
 Total Capitalization...  $1,658,514       100.0%     $1,658,514       100.0%
                          ==========       =====      ==========       =====

--------
(1) Income Before Interest and Other Charges includes Operating Income plus the Allowance for Equity Funds Used During Construction and nonoperating income.
(2) Income Before Preferred Stock Dividends of HECO includes Income Before Interest and Other Charges, less interest (reduced by Allowance for Borrowed Funds Used During Construction), amortization of net bond premium and expense, preferred stock dividends of HELCO and MECO and preferred securities distributions of trust subsidiary.
(3) See "Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends."
(4) The Department of Budget and Finance of the State of Hawaii is currently authorized to issue up to an additional $188 million of special purpose revenue bonds and to loan the proceeds to the Companies. Long-Term Debt will increase from time to time as approximately $38.5 million of undrawn proceeds as of September 30, 1998 from the previous sale of special purchase revenue bonds and proceeds from the future sale of special purpose revenue bonds, are drawn down.
(5) Adjusted to reflect (i) the issuance and sale of the QUIPS offered hereby and (ii) the anticipated application of the QUIPS proceeds to redeem certain series of the preferred stock of each of the Companies and to reduce short-term debt. The adjusted capitalization does not reflect the application of QUIPS proceeds for the payment of redemption premiums, although a portion of the QUIPS proceeds is expected to be used for this purpose. See "Use of Proceeds" and "Accounting Treatment." The preferred stock redemptions expected to be funded from the proceeds of QUIPS are anticipated to occur in mid-January, 1999.

  The following table summarizes certain financial information for the Companies on a consolidated basis ("HECO Consolidated") and for MECO and HELCO, individually. None of the information in the table is audited, except that the financial information for HECO Consolidated as of December 31, 1997 is derived from audited financial information.

                              HECO CONSOLIDATED                 MECO                      HELCO
                          -------------------------- -------------------------- --------------------------
                          DECEMBER 31, SEPTEMBER 30, DECEMBER 31, SEPTEMBER 30, DECEMBER 31, SEPTEMBER 30,
                              1997         1998          1997         1998          1997         1998
                          ------------ ------------- ------------ ------------- ------------ -------------
                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets..........   $  168,597   $  156,772     $ 31,994     $ 28,063      $ 28,631     $ 26,369
Noncurrent assets.......    2,043,717    2,089,927      374,766      383,459       403,981      417,764
                           ----------   ----------     --------     --------      --------     --------
                           $2,212,314   $2,246,699     $406,760     $411,522      $432,612     $444,133
                           ==========   ==========     ========     ========      ========     ========
Common stock equity.....   $  769,235   $  788,470     $150,129     $153,568      $144,761     $147,909
Cumulative
 preferred stock
 Not subject
  to mandatory
  redemption............       48,293       48,293        8,000        8,000        10,000       10,000
 Subject to mandatory
  redemption............       33,175       31,585        5,575        5,385         7,000        7,000
HECO obligated mandatory
 redeemable trust
 preferred securities of
 subsidiary trust
 holding solely HECO and
 HECO-guaranteed
 debentures.............       50,000       50,000
Current liabilities.....      271,791      267,733       24,454       22,916        63,500       59,810
Noncurrent liabilities..    1,039,820    1,060,618      218,602      221,653       207,351      219,414
                           ----------   ----------     --------     --------      --------     --------
                           $2,212,314   $2,246,699     $406,760     $411,522      $432,612     $444,133
                           ==========   ==========     ========     ========      ========     ========
                              NINE MONTHS ENDED          NINE MONTHS ENDED          NINE MONTHS ENDED
                                SEPTEMBER  30,             SEPTEMBER  30,             SEPTEMBER  30,
                          -------------------------- -------------------------- --------------------------
                              1997         1998          1997         1998          1997         1998
                          ------------ ------------- ------------ ------------- ------------ -------------
                                                           (IN THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues......   $  824,762   $  755,615     $115,393     $103,353      $120,037     $115,536
Operating income........   $   82,157   $   86,872     $ 13,288     $ 14,570      $ 13,106     $ 14,523
Net income for common
 stock..................   $   57,754   $   62,927     $  9,828     $ 11,378      $ 10,833     $ 12,331

            CAPITAL EXPENDITURE PROGRAMS AND FINANCING REQUIREMENTS

CAPITAL EXPENDITURE PROGRAMS

  Capital expenditures include the costs of projects which are required to meet expected load growth, to improve reliability, and to replace and upgrade existing equipment. Gross capital expenditures requiring the use of cash totaled approximately $122.1 million in 1997, of which $75.6 million was attributable to HECO, $18.0 million to MECO and $28.5 million to HELCO. Approximately 76% of the 1997 gross capital expenditures was for transmission and distribution projects and approximately 24% was for generation and general plant projects. Cash contributions in aid of construction received in 1997 totaled $7.1 million.

  The Companies' current consolidated forecast of net capital expenditures, which excludes the allowance for funds used during construction ("AFUDC") and capital expenditures funded by third-party contributions in aid of construction, for the five-year period 1998 through 2002, is approximately
$592 million. Approximately 72% of gross capital expenditures forecast for this period, including AFUDC and third-party contributions in aid of construction, is for transmission and distribution projects, with the remaining 28% primarily for generation projects.

  Capital expenditure estimates and the timing of construction projects are reviewed periodically by management and may change significantly as a result of many considerations, including changes in economic conditions, changes in forecasts of kilowatthour sales and peak load, the availability of purchased power, the availability of generating sites and transmission and distribution corridors, the ability to obtain adequate and timely rate relief, escalations in construction costs, demand side management programs and requirements of environmental and other regulatory and permitting authorities.

FINANCING REQUIREMENTS

  The Companies' consolidated requirements for funds in the years 1998 through 2002, including net capital expenditures, debt retirements (exclusive of reductions in levels of short-term borrowings) and contemplated preferred stock redemptions are currently estimated to total $672 million. HECO's consolidated internal sources, after payment of common stock and preferred stock dividends, are currently expected to provide approximately 80% of the $672 million in total requirements. Debt and equity financings, including the issuance and sale of the QUIPS, are expected to provide the remaining requirements. The PUC must approve issuances of long-term debt and equity for HECO, MECO and HELCO, and has been requested to approve the issuance of the QUIDS to be purchased by the Trust from the proceeds of the Common Securities and the QUIPS offered hereby. Prior approval of the PUC will also be required before the Substituted HECO QUIDS may be issued to effect an exchange of Substituted HECO QUIDS for HELCO QUIDS and MECO QUIDS.

                   RATIOS OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth HECO's consolidated ratios of earnings to fixed charges, and to combined fixed charges and preferred stock dividends, for the periods indicated:

                                                                  NINE MONTHS
                                                                     ENDED
                                        YEARS ENDED DECEMBER 31, SEPTEMBER 30,
                                        ------------------------ -------------
                                        1993 1994 1995 1996 1997  1997   1998
                                        ---- ---- ---- ---- ---- ------ ------
Ratio of Earnings to Fixed Charges..... 3.25 3.47 3.46 3.58 3.26   3.24   3.36
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends............................. 2.81 3.03 3.10 3.23 2.99   2.97   3.10

  In computing the Ratio of Earnings to Fixed Charges, earnings represent Income Before Preferred Stock Dividends of HECO (reduced by Allowance for Borrowed Funds Used During Construction) plus federal and state income taxes and fixed charges. Fixed charges consist of interest on all indebtedness (without reduction for the Allowance for Borrowed Funds Used During Construction) plus amortization of net bond premium and expense, pre-tax preferred stock dividend requirements of MECO and HELCO, the estimated interest component of rentals and the preferred securities distribution requirements of HECO Capital Trust I. In computing the Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends, pre-tax preferred stock dividend requirements of HECO are added to fixed charges.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.        HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                           (Registrant)



 /s/ Robert F. Mougeot                    /s/ Paul A. Oyer
----------------------------------        ---------------------------------
Robert F. Mougeot                         Paul A. Oyer
Financial Vice President and              Financial Vice President and
 Chief Financial Officer of HEI            Treasurer of HECO
(Principal Financial Officer of HEI)      (Principal Financial Officer of HECO)

Date: October 19, 1998                    Date: October 19, 1998



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